SCHEDULE 14C INFORMATION

	  Information Statement Pursuant to Section 14(c) of the
		    Securities Exchange Act of 1934
			   (Amendment No.   )



Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as
    	permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement


	_____________The Managers Funds______________
	(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]	$125 per Exchange Act Rules 0-11(c)(1)(ii),
	or 14c-5(g).

[ ]	Fee computed on table below per Exchange Act
	Rules 14c-5(g) and 0-11.

	1) Title of each class of securities to which transaction applies:

	    _________________________________________________

	2) Aggregate number of securities to which transaction applies:

            __________________________________________________

	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	    __________________________________________________


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	4)  Proposed maximum aggregate value of transaction:

 	    _________________________________________________

	5)  Total fee paid:

	    ______________________________________________________


[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee offset as provided by Exchange
	Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	______________________________________________________

	2)	Form, Schedule or Registration Statement No.:

	______________________________________________________

	3)	Filing Party:

	_______________________________________________________

	4)	Date Filed:

	_______________________________________________________

[X]  Filing fee no longer applicable.



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			[MANAGERS LOGO OMITTED]

			  40 Richards Avenue
		      Norwalk, Connecticut 06854
			    800-835-3879
			www.managersfunds.com

		  Managers International Equity Fund

------------------------------------------------------------------------
			_____________________

			INFORMATION STATEMENT
			_____________________

This information statement is being provided to the shareholders of Managers International Equity Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order which The Managers Funds, a Massachusetts business trust (the "Trust"), has received from the Securities and Exchange Commission. This exemptive order permits the Trust's investment manager to hire new sub-advisors and to make changes to existing sub-advisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of Managers International Equity Fund on or about December 10, 2003.

The Trust and its Fund Management Agreement
-------------------------------------------
Managers International Equity Fund (the "Fund") is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to the investment portfolio of the Trust with The Managers Funds LLC (the "Manager") dated April 1, 1999, as thereafter amended (the "Management Agreement"). Under the terms of the Management Agreement, the Manager selects, subject to review and approval by the Trustees, one or more sub-advisors (the "Sub-Advisors" and each a "Sub-Advisor") to manage the investment portfolio of the Fund, review and monitor the performance of these Sub-Advisors on an ongoing basis, and recommend changes in the roster of Sub-Advisors to the Trustees as appropriate. The Manager also allocates the Fund's assets among the Sub-Advisors for the Fund, if the Fund has more than one Sub-Advisor. The portion of the Fund's assets managed by a Sub-Advisor may be adjusted from time to time in the sole discretion of the Manager. The Manager also conducts all business operations of the Trust, except those operations contracted to the custodian or the transfer agent. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Sub-Advisors of the Fund. The Fund, therefore, pays no fees directly to the Sub-Advisors.

The Manager recommends to the Trustees, Sub-Advisors for the Fund based upon the Manager's continuing quantitative and qualitative evaluation of the Sub-Advisors' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-Advisor, and the Manager does not expect to recommend frequent changes of Sub-Advisors.

At any given time, each Sub-Advisor serves pursuant to a separate sub-advisory agreement between the Manager and that Sub-Advisor (each such agreement, a "Sub-Advisory Agreement"). The Sub-Advisors do not provide any services to the Fund under the Sub-Advisory Agreement except


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portfolio investment management and related record-keeping services.
However, in accordance with procedures adopted by the Trustees, a Sub-Advisor, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions or underwriting fees in connection therewith as permitted by Section 17(e) and Rule 10f-3 of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.

Lazard Asset Management LLC and the New Sub-Advisory Agreement
--------------------------------------------------------------
Prior to September 15, 2003, a portion of the assets of the Fund were managed by Deutsche Investment Management Americas, Inc. ("Deutsche"). At a meeting of the Board of Trustees held on September 12, 2003, the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act (the "Independent Trustees"), discussed the actions taken by the Manager to terminate the Deutsche Agreement and approved a new Sub-Advisory Agreement with Lazard Asset Management LLC ("Lazard") (the "Lazard Agreement"), which became effective on September 15, 2003.

The Fund will continue to have three Sub-Advisors, each independently managing approximately one-third of the Fund's assets. The Fund's other Sub-Advisors, Bernstein Investment Research and
Management ("Bernstein") and Mastholm Asset Management, L.L.C.
("Mastholm"), remain as the other Sub-Advisors for the Fund.

The recommendation to replace Deutsche with Lazard was made by the Manager in the ordinary course of its on-going evaluation of Sub-Advisor performance and investment strategy, and after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process, style and long-term performance record. The recommendation to hire Lazard as one of the Fund's Sub-Advisors was based on the Manager's belief that Lazard is a high quality investment advisor with a demonstrated ability to identify undervalued stocks, to analyze company earnings and to manage overall risk of a portfolio and would be appropriately suited to co-manage the Fund with the Fund's other Sub-Advisors.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.90% per annum of the average daily net assets. From this fee, the Manager pays Lazard and Mastholm 0.45% on the first $100 million of average net assets and 0.40% on average daily net assets in excess of $100 million for the portion of the Fund managed by each Sub-Advisor under its respective Sub-Advisory Agreement. The Manager pays Bernstein 0.50% of average daily net assets of the Fund managed by Bernstein under its Sub-Advisory Agreement. For the fiscal year ended December 31, 2002, the Fund paid the Manager $4,023,769 and the Manager paid $722,891 to Deutsche, $602,178 to Bernstein and $701,206 to Mastholm under their respective Sub-Advisory Agreements.

Apart from the identity of the Sub-Advisor, the effective date and the renewal period and fee schedules, there are no differences between the Lazard Agreement and the Deutsche Agreement. A copy of the Lazard Agreement is attached as Exhibit A.

Information about Lazard
------------------------
The following is a description of Lazard, which is based on information provided by Lazard. Lazard is not affiliated with the Manager.

Lazard Asset Management LLC was reorganized as a subsidiary of Lazard Freres & Co. LLC ("Lazard Freres") in January 2003; however, Lazard Asset Management LLC has existed as a division of Lazard Freres since 1970. Lazard Freres is a privately held organization and was formed in 1848 as a partnership. As of September 30, 2003, Lazard had approximately $59 billion in assets under management. The principal executive offices of Lazard are located at 30 Rockefeller Plaza, New York, New York.

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The names of the principal executive officers and directors of
Lazard are set forth below. Their principal occupation is their employment with Lazard.

	Name			Position
	-------------------	-----------------------------
	Norman Eig		Director, Co-Chief Executive Officer
	Herbert Gullquist	Co-Chief Executive Officer
	Gerald Mazzari		Chief Operating Officer
	Bruce Wasserstein	Director
	Charles Ward		Director
	Robert DeConcini	Director
	Ashish Bhutani		Director

Lazard acts as the investment advisor to an affiliated registered investment company having a similar objective to the Fund, as follows:


Name of Fund		Net Assets (12/31/02)	Fee Paid
----------------	--------------------	-----------
Lazard International	     $1.9 billion	  0.75% per annum
  Equity Fund


Portfolio Manager
-----------------
William E. Holzer is the portfolio manager for Lazard's allocation of the assets of the Fund. Mr. Holzer is the portfolio manager of the portion of the assets managed by Lazard. Mr. Holzer is a Director of, and a portfolio manager for, Lazard, positions he has held since August 2003. He was a Managing Director of, and a portfolio manager for, Deutsche, from 1980 to 2003.

Lazard Investment Philosophy
----------------------------
Lazard's investment philosophy with respect to the Fund can be described as a "top down" thematic approach, whose themes are based on "bottom up" observations and company analysis. The world is viewed as a single global economic unit as opposed to a collection of separate country economies. Lazard focuses its efforts by first analyzing the connections within the global economy, and from this analysis develops global investment themes. These themes target the segments of the global economy that Lazard believes are most likely to provide attractive long term investment returns, and which also represent an asymmetric investment opportunity in the investor's favor. Themes are typically long lived, three or more years, and are developed through the course of business; discussions with company managements or government officials, fundamental and economic analysis, and the tracking of economic, financial and demographic trends. The portfolio manager works with the large group of global securities analysts at Lazard to identify the companies which will potentially benefit from the effects of the themes. These companies will necessarily have attractive fundamentals and reasonable valuations, along with strong company management.

Lazard's investment approach includes believing that it is important to distinguish between three types of companies: Domestic companies are those which produce, sell and raise capital all in their home country; International companies are those which produce at home, but sell their products and raise capital anywhere in the world; Global companies are those which produce, sell and raise capital anywhere. Lazard will invest in any of these in order to capitalize on a theme; however, Lazard prefers global companies which generally have the flexibility and resources to exploit global trends. Thus, the Fund may tend to be heavily weighted in large capitalization, multi-national companies. In addition, the Fund may tend to be concentrated in the developed markets, with only a portion invested in companies domiciled in less developed or "emerging" markets. However, companies in the portfolio, while domiciled in developed markets, may have operations or distribution in the emerging markets. The diversification of themes in the portfolio generally provides low risk attributes.


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Board of Trustees Recommendation
--------------------------------
On September 12, 2003, the Trustees, including the Independent
Trustees of the Fund, voted to approve the Lazard Agreement. The Independent Trustees were separately represented by independent counsel in connection with their consideration of the approval of the Lazard Agreement. In considering the Lazard Agreement for the Fund, the Trustees reviewed a variety of materials relating to the Fund, the Manager and Lazard, including comparative performance, fee and expense information for the Fund and other similar mutual funds and performance information for relevant benchmark indices.

The Trustees also reviewed information provided by Lazard relating to their operations, personnel, investment philosophy, strategies and techniques. Among other things, Lazard provided biographical information on portfolio management and other professional staff, fee and performance information for other mutual funds managed by Lazard and descriptions of investment philosophies, strategies and techniques, organizational and management structures and brokerage policies and practices. In the course of their deliberations regarding the Lazard Agreement, the Trustees evaluated, among other things: (i) the services to be rendered by Lazard; (ii) the qualification and experience of Lazard's personnel, including those individuals that previously provided investment services with respect to the Fund as employees of Deutsche;
(iii) Lazard's compliance programs including those related to personal investing; (iv) the appropriateness of the particular investment strategy that Lazard would employ in managing the Fund's assets (its "Investment Strategy") for pursuing the Fund's investment objective, (v) the consistency of Lazard's adherence to the Investment Strategy in managing accounts of its other advisory clients that had hired Lazard to employ the Investment Strategy; (vi) how Lazard's Investment Strategy would complement the Investment Strategies of the Fund's other Sub-Advisors; (vii) Lazard's performance in employing its Investment Strategies; and (viii) that the Lazard Agreement is identical in all material respects to the Deutsche Agreement with the exception of the fees paid to Lazard. The Trustees also took into account the financial condition of Lazard.

The Trustees reached the following conclusions regarding the Lazard Agreement, among others: (a) Lazard is qualified to manage the portion of the Fund's assets in accordance with its investment objective and policies; (b) Lazard maintains appropriate compliance programs; (c) Lazard's Investment Strategy is appropriate for pursuing the Fund's investment objective; (d) Lazard's Investment Strategy complements that of the Fund's other Sub-Advisors, Mastholm and Bernstein; (e) Lazard is likely to execute its Investment Strategy consistently over time; and
(f) the Sub-Advisory fees are reasonable in relation to those of similar funds and to the services to be provided by Lazard.

Based on the foregoing, the Trustees, including a majority of the Independent Trustees, concluded that the approval of the Lazard
Agreement is in the interests of the Fund and its shareholders.


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ADDITIONAL INFORMATION
----------------------
The Manager serves as investment manager and administrator of the Trust. Managers Distributors, Inc. ("MDI"), a wholly-owned subsidiary of the Manager, serves as distributor of the Trust. The Manager and MDI are located at 40 Richards Avenue, Norwalk, Connecticut 06854.

Financial Information
---------------------
The Trust's most recent annual report and semi-annual report are available upon request, without charge, by writing to The Managers Funds, 40 Richards Avenue, Norwalk, Connecticut 06854, or by calling
(800) 835-3879, or by accessing our website at www.managersfunds.com.

Beneficial Owners and Management Ownership
------------------------------------------
The Fund does not know of any person who, as of October 3, 2003, beneficially owned 5% or more of the outstanding shares of the Fund. As of October 3, 2003, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund.

Since the beginning of fiscal year 2003, no Trustee has purchased or sold securities of the Manager, Lazard or any of their respective parents and subsidiaries exceeding 1% of the outstanding securities of any class of the Manager, Lazard or any of their respective parents or subsidiaries.

Shareholder Proposals
---------------------
The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the next meeting of shareholders should submit such proposal to the Trust at a reasonable time before the solicitation is made.


				November 24, 2003

				By Order of the Trustees,

				/s/Donald S. Rumery
				-------------------
				DONALD S. RUMERY
				Treasurer/Secretary

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			SUB-ADVISORY AGREEMENT
			======================

Attention:	Brian D. Simon
Lazard Asset Management LLC

Re:		Sub-Advisory Agreement

The Managers International Equity Fund (the "Fund") is a series of a Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

The Managers Funds LLC (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund's assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund's investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. APPOINTMENT AS A SUB-ADVISOR. The Manager, being duly authorized, hereby appoints and employs Lazard Asset Management LLC ("Sub-Advisor") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-Advisor (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Sub-Advisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.  PORTFOLIO MANAGEMENT DUTIES.

	(a)	Subject to the supervision of the Manager and of the
	Trustees of the Trust, the Sub-Advisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the "Prospectus"). The Sub-Advisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Sub-Advisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Sub-Advisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Sub-Advisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Sub-Advisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

	(b)	The Sub-Advisor shall maintain such books and records
	pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-Advisor agrees that all records under the Act shall be the property of the Trust.


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	(c)	The Sub-Advisor shall provide the Trust's Custodian and the
	Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Sub-Advisor shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

	(d)	The Sub-Advisor agrees to maintain adequate compliance
	procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

	(e)	The Sub-Advisor agrees to maintain an appropriate level of
	errors and omissions or professional liability insurance coverage.

3. ALLOCATION OF BROKERAGE. The Sub-Advisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-Advisor, and for the selection of the markets on or in which the transactions will be executed.

	(a)	In doing so, the Sub-Advisor's primary responsibility shall
	be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-Advisor to solicit competitive bids for each transaction, and the Sub-Advisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-Advisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-Advisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-Advisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Sub-Advisor viewed in terms of either that particular transaction or of the Sub-Advisor's overall responsibilities with respect to its clients, including the Fund, as to which the Sub-Advisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

	(b)	The Manager shall have the right to request that specified
	transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Sub-Advisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.


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	(c)	The Sub-Advisor agrees that it will not execute any
	portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any Sub-Advisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Sub-Advisor with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's Sub-Advisors.

4.  INFORMATION PROVIDED TO THE MANAGER AND THE TRUST AND TO THE SUB-
    ADVISOR

	(a)	The Sub-Advisor agrees that it will make available to the
	Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Sub-Advisor will furnish the Trust's Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

	(b)	The Sub-Advisor agrees that it will notify the Manager and
	the Trust in the event that the Sub-Advisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Advisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Sub-Advisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-Advisor respecting or relating to the Sub-Advisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

	(c)	The Sub-Advisor represents that it is an investment adviser
	registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-Advisor's registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements
	therein not misleading.   The Sub-Advisor agrees to maintain the
	completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-Advisor acknowledges that it is an "investment adviser" to the Fund within the meaning of the Act and the Advisers Act.

5. COMPENSATION. The compensation of the Sub-Advisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-Advisor, and the Sub-Advisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISOR. The Manager acknowledges that the Sub-Advisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Sub-Advisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Advisor acts in good faith and provided further, that it is the Sub-Advisor's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Sub-Advisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. STANDARD OF CARE. The Sub-Advisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-Advisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Advisor against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Sub-Advisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Advisor's reckless disregard of its obligations and duties under this Agreement.

8. ASSIGNMENT. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Sub-Advisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in
Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-Advisor or such other steps as the Board of Trustees may deem appropriate.

9. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Advisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. EFFECTIVE DATE; TERM. This Agreement shall become effective on September 15, 2003 and shall continue in effect until June 30, 2005. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. TERMINATION. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Sub-Advisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-Advisor or (iii) by the Sub-Advisor at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. APPLICABLE LAW. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.


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					THE MANAGERS FUNDS LLC


					BY:/s/ Peter M. Lebovitz
					------------------------
					Peter M. Lebovitz
					President and CEO

					DATE:	September 15, 2003


Accepted:


BY:	___________________________________

DATE:	September 15, 2003


					Acknowledged:

					THE MANAGERS FUNDS

					BY:/s/ Peter M. Lebovitz
					------------------------
					Peter M. Lebovitz
					President

					DATE:	September 15, 2003


SCHEDULES:	A.  Fee Schedule.


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				SCHEDULE A
			     SUB-ADVISOR FEE
			     ===============

For services provided to the Fund Account, The Managers Funds LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.45% of the 1st $100 million in average net assets and 0.40% thereafter in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.



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